Exhibit 15.2

April 23, 2024

Xunlei Limited (the “Company”)

3709 Baishi Road

Nanshan District, Shenzhen, 518000

People’s Republic of China

We hereby consent to references to our name under the heading “Item 3.D. Key Information—Risk Factors—Risks Related to Our Business”, “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure”, “Item 4. Information on the Company—B. Business Overview—Regulation” and “Item 4. Information on the Company—C. Organizational Structure—Contractual arrangements with Shenzhen Xunlei” in the Company’s annual report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”). We also consent to the filing of this consent letter with the U.S. Securities and Exchange Commission as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For and on behalf of

/s/ Kewei Law Firm